Exhibit 99.1

Juniata Valley Financial Corp. Announces Results for the Quarter Ended September 30, 2024

Mifflintown, PA, October 23, 2024 (GLOBE NEWSWIRE) -- Juniata Valley Financial Corp. (OTCQX:JUVF) (“Juniata”) announced net income for the three months ended September 30, 2024 of $1.6 million compared to net income of $1.8 million for the three months ended September 30, 2023. Earnings per share, basic and diluted, was $0.33 during the three months ended September 30, 2024 compared to $0.36 during the three months ended September 30, 2023. Net income was $4.7 million for the nine months ended September 30, 2024 compared to $4.9 million for the nine months ended September 30, 2023. Earnings per share, basic and diluted, was $0.95 for the nine months ended September 30, 2024 compared to $0.98 for the nine months ended September 30, 2023.

President’s Message

President and Chief Executive Officer, Marcie A. Barber stated, “We are pleased to report solid third quarter net income. These results were accomplished, in part, through disciplined pricing of both loans and deposits. Efforts to contain funding costs, coupled with loan growth, resulted in a 2.0% increase in net interest income compared to the corresponding 2023 quarter despite continued competition for deposits. With the reduction of the Fed Funds rate by 50 basis points in mid-September and anticipated future rate cuts, we remain optimistic that net interest margin compression appears to have abated. Additionally, our focus on fee income resulted in an increase of 11.1% in noninterest income compared to fee income for the same quarter in 2023. Asset quality remains strong with delinquent and nonperforming loans comprising only 0.2% of total loans, unchanged from the previous quarter. We are continually working toward expanding loan and deposit relationships outside of our branch footprint while optimizing our branch network to provide outstanding customer service through improvement in efficiencies.”

Financial Results Year-to-Date

Annualized return on average assets for the nine months ended September 30, 2024, was 0.73%, a decrease of 7.6% compared to the annualized return on average assets of 0.79% for the nine months ended September 30, 2023. Annualized return on average equity for the nine months ended September 30, 2024 was 14.70%, a decrease of 19.5% compared to the annualized return on average equity of 18.25% for the nine months ended September 30, 2023.

Net interest income was $17.1 million during both the nine months ended September 30, 2024 and 2023. Average earning assets increased $21.1 million, or 2.5%, to $856.2 million, during the nine months ended September 30, 2024, compared to the same period in 2023, due primarily to an increase of $39.9 million, or 8.0%, in average loans. The increase in average loans was partially offset by a decline of $20.6 million, or 6.2%, in average investment securities as principal paydowns on the mortgage-backed securities portfolio were used to fund loan growth rather than being reinvested into the securities portfolio. Average interest bearing liabilities increased by $19.5 million, or 3.3%, during the nine months ended September 30, 2024 compared to the comparable 2023 period, due to growth in average time deposits, repurchase agreements and short-term borrowings, with this growth partially funding loan growth. The yield on earning assets increased 42 basis points, to 4.33%, due to a 51 basis point increase in the yield on average loans in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023, while the cost to fund interest earning assets with interest bearing liabilities increased 68 basis points, to 2.31%. The net interest margin, on a fully tax equivalent basis, decreased from 2.77% during the nine months ended September 30, 2023, to 2.70% during the nine months ended September 30, 2024.

Juniata recorded a provision for credit losses of $471,000 for the nine months ended September 30, 2024 compared to a provision for credit losses of $411,000 for the nine months ended September 30, 2023.

Non-interest income was $4.2 million during the nine months ended September 30, 2024 compared to $3.9 million during the nine months ended September 30, 2023, an increase of 8.4%. Most significantly impacting the comparative nine month periods were increases of $282,000 in customer service fees, $144,000 in the change in value of equity securities and $115,000 in fees derived from loan activity, the latter primarily due to increases in title insurance commissions and guidance line and service fees. These increases were partially offset by a $161,000 decrease in life insurance proceeds as no proceeds were recorded in the 2024 period.

Non-interest expense was $15.4 million during the nine months ended September 30, 2024 compared to $15.0 million during the nine months ended September 30, 2023, an increase of 2.6%. Most significantly impacting non-interest expense in the comparative nine month periods were increases of $356,000 in salary expense due to annual salary increases and overtime pay from the core conversion in the first quarter of 2024, as well as increases of $124,000 in equipment expense and $196,000 in professional fees, primarily due to an increase in audit expenses. These increases were partially offset by decreases of $180,000 in employee benefits expense, due to a decline in medical claims expense, and $227,000 recorded in the 2023 period due to the merger and acquisition expense incurred in connection with the Path Valley branch acquisition.

An income tax provision of $767,000 was recorded during the nine months ended September 30, 2024 compared to an income tax provision of $708,000 recorded during the nine months ended September 30, 2023. Juniata qualifies for a federal tax credit for investments in low-income housing partnerships. The tax credit decreased from $284,000 in the nine months ended September 30, 2023 to $247,000 in the nine months ended September 30, 2024 due to the completion of the amortization period for one of Juniata’s low-income housing partnership investments in January 2023.

Financial Results for the Quarter

Annualized return on average assets for the three months ended September 30, 2024 was 0.76%, a decrease of 10.6%, compared to 0.85% for the three months ended September 30, 2023. Annualized return on average equity for the three months ended September 30, 2024 was 14.72%, a decrease of 25.7%, compared to 19.81% for the three months ended September 30, 2023.

Net interest income was $5.8 million for the three months ended September 30, 2024 compared to $5.7 million for the three months ended September 30, 2023. Average earning assets increased $11.2 million, or 1.3%, to $853.1 million during the three months ended September 30, 2024, compared to the same period in 2023, primarily due to an increase of $30.2 million, or 5.9%, in average loans, partially offset by a decline of $19.9 million, or 6.1%, in average investment securities due primarily to principal paydowns on the mortgage-backed securities portfolio. Average interest bearing liabilities increased by $7.6 million, or 1.3%, compared to the corresponding 2023 period, primarily due to increases in average time deposits, repurchase agreements and short-term borrowings. The yield on earning assets increased 39 basis points, to 4.41%, during the three months ended September 30, 2024 compared to same period in 2023, while the cost to fund interest earning assets with interest bearing liabilities increased 51 basis points, to 2.38%. The net interest margin, on a fully tax equivalent basis, increased from 2.71% during the three months ended September 30, 2023, to 2.73% during the three months ended September 30, 2024.

Juniata recorded a provision for credit losses of $232,000 for the three months ended September 30, 2024 compared to a provision for credit losses of $121,000 for the three months ended September 30, 2023. For the 2024 period, this increase was due primarily to an updated loss driver analysis for the allowance for credit losses calculation and not a result of deteriorated asset quality, which remains strong.

Non-interest income was $1.4 million for the three months ended September 30, 2024, an increase of 11.1%, compared to $1.3 million for the three months ended September 30, 2023. Most significantly impacting non-interest income in the comparative three month periods were increases of $117,000 in customer service fees and $84,000 in the change in value of equity securities. Partially offsetting these increases in the comparative three month periods was a decrease of $35,000 in fees derived from loan activity primarily due to decreases in title insurance commissions and the derivative credit adjustment.

Non-interest expense was $5.1 million for the three months ended September 30, 2024, compared to $4.8 million for the three months ended September 30, 2023, an increase of 7.2%. Most significantly impacting non-interest expense in the comparative three month periods was an increase of $126,000 in employee benefits expense, due primarily to an increase in medical claims expenses, as well as an increase of $86,000 in both equipment expenses and professional fees. These increases were partially offset by a decrease of $47,000 in the provision for unfunded commitments during the three months ended September 30, 2024 compared to the three months ended September 30, 2023.

An income tax provision of $270,000 was recorded during the three months ended September 30, 2024 compared to an income tax provision of $310,000 recorded during the three months ended September 30, 2023.

Financial Condition

Total assets as of September 30, 2024 were $858.0 million, a decrease of $12.6 million, or 1.5%, compared to total assets of $870.6 million at December 31, 2023. Cash and cash equivalents decreased by $17.0 million, or 58.8%, as of September 30, 2024 compared to December 31, 2023, as cash was used primarily to fund the growth in total loans, which increased by $12.4 million, or 2.4% as of September 30, 2024 compared to year-end 2023. Total deposits increased by $3.9 million, or 0.5%, as of September 30, 2024 compared to December 31, 2023 while short-term borrowings and repurchase agreements decreased by $7.1 million, or 13.4%, as overnight borrowings replaced a 5-year FHLB advance that matured in May 2024, leading to the $15.0 million, or 75.0%, decline in long-term debt.

Juniata maintained a strong liquidity position as of September 30, 2024, with additional borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $242.5 million and $17.3 million in additional borrowing capacity from the Federal Reserve’s Discount Window. In addition, Juniata has access to brokered deposits through two third parties but had no brokered deposits outstanding as of September 30, 2024.

Subsequent Event

On October 15, 2024, the Board of Directors declared a cash dividend of $0.22 per share to shareholders of record on November 15, 2024, payable on November 29, 2024.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements with the Securities and Exchange Commission. Accordingly, the financial information in this release is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with fifteen community offices located in Juniata, Mifflin, Perry, Franklin, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades through the OTCQX Best Market under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current views of Juniata’s management with respect to, among other things, future events and Juniata’s financial performance. When words such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words  or similar expressions are used in this release, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business, many of which, by their nature, are inherently uncertain and beyond the control of Juniata. These statements are not historical facts or guarantees of future performance, events or results and are subject to risks, assumptions and uncertainties that are difficult to predict. If one or more events related to these or other risks or uncertainties materializes, or if underlying assumptions prove to be incorrect, actual results may differ materially from this forward-looking information. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether because of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata’s filings with the Securities and Exchange Commission.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)	(Unaudited)
	September 30, 2024	December 31, 2023
ASSETS
Cash and due from banks	$6,152	$17,189
Interest bearing deposits with banks	5,783	11,741
Cash and cash equivalents	11,935	28,930

Equity securities	1,139	1,073
Debt securities available for sale	66,299	67,564
Debt securities held to maturity (fair value $193,108 and $198,147, respectively)	193,762	200,644
Restricted investment in bank stock	1,885	1,707
Total loans	538,250	525,394
Less: Allowance for credit losses	(6,124)	(5,677)
Total loans, net of allowance for credit losses	532,126	519,717
Premises and equipment, net	9,514	8,180
Bank owned life insurance and annuities	15,038	14,841
Investment in low income housing partnerships	912	1,154
Core deposit and other intangible assets	279	343
Goodwill	9,812	9,812
Mortgage servicing rights	76	83
Deferred tax asset	9,950	11,319
Accrued interest receivable and other assets	5,229	5,188
Total assets	$857,956	$870,555
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$197,474	$197,027
Interest bearing	555,440	552,018
Total deposits	752,914	749,045

Short-term borrowings and repurchase agreements	45,721	52,810
Long-term debt	5,000	20,000
Other interest bearing liabilities	823	951
Accrued interest payable and other liabilities	6,956	7,612
Total liabilities	811,414	830,418
Commitments and contingent liabilities
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share: Authorized 20,000,000 shares; Issued - 5,151,279 shares at September 30, 2024 and December 31, 2023; Outstanding - 5,003,384 shares at September 30, 2024 and 4,991,129 shares at December 31, 2023	5,151	5,151
Surplus	24,860	24,924
Retained earnings	52,736	51,297
Accumulated other comprehensive loss	(33,809)	(38,640)
Cost of common stock in Treasury: 147,895 shares at September 30, 2024; 160,150 shares at December 31, 2023	(2,396)	(2,595)
Total stockholders' equity	46,542	40,137
Total liabilities and stockholders' equity	$857,956	$870,555

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except share and per share data)	September 30,		September 30,
	2024	2023	2024	2023
Interest income:
Loans, including fees	$7,979	$6,940	$23,224	$19,569
Taxable securities	1,421	1,525	4,341	4,684
Tax-exempt securities	30	36	89	109
Other interest income	24	24	116	69
Total interest income	9,454	8,525	27,770	24,431
Interest expense:
Deposits	2,879	2,286	8,243	5,614
Short-term borrowings and repurchase agreements	741	431	2,151	1,314
Long-term debt	31	119	237	353
Other interest bearing liabilities	8	9	25	29
Total interest expense	3,659	2,845	10,656	7,310
Net interest income	5,795	5,680	17,114	17,121
Provision for credit losses	232	121	471	411
Net interest income after provision for credit losses	5,563	5,559	16,643	16,710
Non-interest income:
Customer service fees	473	356	1,300	1,018
Debit card fee income	428	436	1,302	1,293
Earnings on bank-owned life insurance and annuities	60	57	174	167
Trust fees	108	123	359	381
Commissions from sales of non-deposit products	98	87	309	255
Fees derived from loan activity	101	136	445	330
Change in value of equity securities	70	(14)	66	(78)
Gain from life insurance proceeds	—	—	—	161
Other non-interest income	107	120	265	366
Total non-interest income	1,445	1,301	4,220	3,893
Non-interest expense:
Employee compensation expense	2,249	2,167	6,689	6,333
Employee benefits	555	429	1,733	1,913
Occupancy	320	312	979	964
Equipment	248	162	617	493
Data processing expense	684	699	2,162	2,226
Professional fees	297	211	830	634
Taxes, other than income	60	(7)	154	158
FDIC Insurance premiums	141	157	435	352
Amortization of intangible assets	22	25	64	56
Amortization of investment in low-income housing partnerships	81	81	242	273
Merger and acquisition expense	—	18	—	227
Other non-interest expense	444	505	1,453	1,344
Total non-interest expense	5,101	4,759	15,358	14,973
Income before income taxes	1,907	2,101	5,505	5,630
Income tax provision	270	310	767	708
Net income	$1,637	$1,791	$4,738	$4,922
Earnings per share
Basic	$0.33	$0.36	$0.95	$0.98
Diluted	$0.33	$0.36	$0.95	$0.98

Michael Wolf

Email: michael.wolf@jvbonline.com

Phone: (717) 436-7203